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                                                                    Exhibit 4.7


                  THIS FIRST SUPPLEMENTAL DEED OF TRUST AND MORTGAGE is dated as of December 31, 2003

A M O N G:

                  ROGERS CABLE INC., a subsisting corporation under the laws of the Province of Ontario (hereinafter called "Rogers Cable")

                                     - and -

                  ROGERS CABLE COMMUNICATIONS INC., a subsisting corporation under the laws of the Province of Ontario and a wholly-owned subsidiary of the Company (hereinafter called "RCCI")

                                     - and -

                  NATIONAL TRUST COMPANY, a subsisting trust company under the laws of Ontario (hereinafter called the "Trustee")

                  WHEREAS Rogers Cable and the Trustee are parties to a restated deed of trust and mortgage dated as of January 31, 1995 (the "Trust Deed") pursuant to which provision was made for the issue and securing of Bonds of the Rogers Cable;

                  AND WHEREAS RCCI was, among others, designated pursuant to the Trust Deed as a Designated Subsidiary;

                  AND WHEREAS in connection with a corporate restructuring, Rogers Cable intends to transfer certain of its assets and liabilities constituting substantially all of its assets and liabilities to RCCI (the "Transfer") on December 31, 2003;

                  AND WHEREAS pursuant to Section 8.03(1) of the Trust Deed, in connection with the Transfer, RCCI is required to execute and deliver to the Trustee prior to or contemporaneously with such Transfer, such instruments as are satisfactory to the Trustee and in the opinion of Counsel are necessary or advisable to evidence the assumption by RCCI of all the covenants and obligations of Rogers Cable under the Trust Deed and to preserve and protect the Lien Hereof;

                  AND WHEREAS Rogers Cable, RCCI and the Trustee desire that, following the Transfer, (i) Rogers Cable shall not be discharged from its obligations and covenants under the Trust Deed and Bonds, but shall continue as the Company for all purposes of the Trust Deed and the Bonds, (ii) RCCI is assuming, by and under this First Supplemental Deed of Trust and

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Mortgage (the "Supplemental Trust Deed"), as a co-obligor on a joint and several basis with Rogers Cable, all of the obligations of the Company under the Trust Deed and the Bonds, and (iii) each of Rogers Cable and RCCI shall be the Company for the purposes of the Trust Deed, except as noted below;

                  AND WHEREAS Section 8.01 of the Trust Deed provides that the Company and the Trustee may execute and deliver deeds or instruments supplemental to the Trust Deed, to, among other things, evidence the succession of another company to the Company and the assumption by such successor of the covenants of and the obligations assumed by the Company, or for any other purposes not inconsistent with the terms of the Trust Deed, provided, in the latter case, in the opinion of the Trustee the rights of the Trustee or the Bondholders are in no way prejudiced thereby;

                  AND WHEREAS all necessary resolutions have been passed by the directors of Rogers Cable and RCCI and all things necessary have been done and performed to authorize the execution and delivery of this Supplemental Trust Deed;

                  AND WHEREAS the foregoing recitals are made as representations and statements of fact by Rogers Cable and RCCI and not by the Trustee;

                  AND WHEREAS this agreement is to be executed and delivered by the parties hereto by way of supplement to the Trust Deed in order to provide for the amendment and supplement of the Trust Deed as hereinafter provided;

                  NOW THEREFORE THIS FIRST SUPPLEMENTAL DEED OF TRUST AND MORTGAGE WITNESSETH and it is hereby covenanted, agreed and declared as follows:

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.01 To be read with Trust Deed. This Supplemental Trust Deed is a supplement to the Trust Deed, and the Trust Deed and this Supplemental Trust Deed shall hereafter be read together and shall have effect as if all the provisions thereof and hereof were contained in one instrument.

Section 1.02 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Trust Deed.

Section 1.03 Effect of Headings. The division of this Supplemental Trust Deed into Articles, Sections and Subsections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Trust Deed.

                                   ARTICLE 2
                          AMENDMENTS TO THE TRUST DEED

Section 2.01 Assumption by RCCI. RCCI hereby assumes, as a co-obligor on a joint and several basis with Rogers Cable, all of the Company's covenants and obligations under the Trust

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Deed, including without limitation obligations for the due and punctual payment of the principal of, premium, if any, and interest on all Bonds issued or to be issued pursuant to the Trust Deed.

Section 2.02 Rogers Cable Not Discharged. Rogers Cable agrees that the Transfer and assumption by RCCI of obligations under the Trust Deed and the Bonds shall in no way discharge Rogers Cable from any liability under the Trust Deed and the Bonds.

Section 2.03 No Issuance of Bonds by RCCI. Notwithstanding the foregoing assumption, RCCI shall not be permitted to issue Bonds. Bonds shall be issued in the name of, certified, executed and delivered solely by Rogers Cable. Bonds may not be issued to secure a debt, liability or other obligation which is separately incurred by RCCI. Notwithstanding that the Bonds are issued only in the name of Rogers Cable, in accordance with Section 2.01 hereof, RCCI shall nonetheless be obligated jointly and severally with Rogers Cable in respect thereof.

Section 2.04 References to the "Company". Subject to Section 2.03 hereof, following the Transfer, all references to the "Company" in the Trust Deed shall be deemed to be a reference to each of Rogers Cable and RCCI, as co-obligors on a joint and several basis, provided that (i) where the context requires that a references to the "Company" refer to a single entity only, such reference shall be deemed to be to Rogers Cable only, and (ii) all references to the actions of the Board or officers of the "Company" shall be deemed to be references to the Board or such officer of Rogers Cable.

Section 2.05 Designated Subsidiary Status. Notwithstanding the direct assumption by RCCI of obligations under the Trust Deed, RCCI shall also continue to be treated as a Designated Subsidiary for the purposes of the Trust Deed. For greater certainty, it is acknowledged that the outstanding shares in the capital of RCCI owned by Rogers Cable are Pledged Shares.

Section 2.06 Amended Guarantee and Guarantee Security of RCCI. The Guarantee Agreement and Guarantee Security delivered to the Trustee by RCCI in its capacity as a Designated Subsidiary shall be amended simultaneously with the execution of this Supplemental Trust Deed to reflect the assumption of obligations by RCCI hereunder and RCCI shall deliver to the Trustee, contemporaneously with the execution of this Supplemental Trust Deed, an amended Guarantee Agreement and amended Guarantee Security in the forms attached as the First Exhibit and the Second Exhibit, respectively, to this Supplemental Trust Deed.

Section 2.07 Notices. The address of Rogers Cable and of RCCI for the purposes of Section 11.02 of the Trust Deed is:

                           333 Bloor Street East, 10th Floor
                           Toronto, Ontario, Canada
                           M4W 1G9

                           Attention:  Vice-President, Treasurer
                           Fax:     416-935-3598

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                  With a copy, in each case, to the Vice-President, General
                  Counsel and Secretary of Rogers Cable or RCCI, as the case may be, at the address noted above, Fax: 416-935-3548.

                                   ARTICLE 3
                                 MISCELLANEOUS

Section 3.01 Trust Deed Remains in Full Force and Effect. Except as supplemented or amended hereby, all other provisions in the Trust Deed and the Bonds, to the extent not inconsistent with the terms and provisions of this Supplemental Trust Deed, shall remain in full force and effect.

Section 3.02 Successors. All covenants and agreements in this Supplemental Trust Deed by RCCI and the Company shall be binding upon and accrue to the benefit of their respective successors. All covenants and agreements in this Supplemental Trust Deed by the Trustee shall be binding upon and accrue to the benefit of its successors.

Section 3.03 Acceptance of Trust: The Trustee hereby accepts the trusts in this Supplemental Trust Deed declared and provided for and agrees to perform the same upon the terms and conditions and subject to the provisions set forth in the Trust Deed.

Section 3.04 Counterparts and Formal Date: This Supplemental Trust Deed may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of December 31, 2003.

                  IN WITNESS WHEREOF the parties hereto have caused this First Supplemental Deed of Trust and Mortgage to be duly executed, all as of the date first above written.

                                   ROGERS CABLE INC.

                                   By: /s/ M. Lorraine Daly
                                       ----------------------------------------
                                       Name:    M. Lorraine Daly
                                       Title:   Vice-President, Treasurer

                                   By: /s/ Alan D. Horn
                                       ----------------------------------------
                                      Name:    Alan D. Horn
                                      Title:   Vice-President

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                                   ROGERS CABLE COMMUNICATIONS INC.

                                   By: /s/ M. Lorraine Daly
                                      ------------------------------------------
                                      Name:    M. Lorraine Daly
                                      Title:   Vice-President, Treasurer

                                   By: /s/ Alan D. Horn
                                      ------------------------------------------
                                      Name:    Alan D. Horn
                                      Title:   Vice-President


                                   NATIONAL TRUST COMPANY, AS TRUSTEE

                                   By: /s/ Geralyn Krowles
                                      ------------------------------------------
                                      Name:    Geralyn Krowles
                                      Title:   Authorized Signatory

                                   By: /s/ Charandeep Minhas
                                      ------------------------------------------
                                      Name:    Charandeep Minhas
                                      Title: